Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCQX: NGLD

NEWS RELEASE

NEVADA CANYON APPOINTS NEW PRESIDENT AND MANAGEMENT CHANGES

Reno, Nevada. March 19, 2025 - Nevada Canyon Gold Corp. (OTCQX: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce the appointment of Ms. Lisa Doddridge, as the Company’s President and a Director of the Company effective immediately. She succeeds Mr. Alan Day who has served as President and CEO since May 4, 2023. Mr. Day will remain CEO and has been appointed Chairman of the Board of Directors. Mr. Jeffrey Cocks former Chairman, Director and interim Chief Financial Officer has been appointed full time Chief Financial Officer and remains a Director.

Ms. Lisa Doddridge, BComm (Hons) is an accomplished mining industry executive with more than 20 years of experience. During her career Ms. Doddridge formulated, executed, and led the investor relations and communications strategies for global mining companies including Iamgold, Kinross, Yamana and First Quantum Minerals. She has been involved in numerous high-profile, multibillion-dollar, mergers and acquisitions (M&A), debt, and equity transactions. Ms. Doddridge holds an Honors Bachelor of Commerce degree from the University of Guelph.

“I am very excited to work with such an experienced board and dedicated team”, said Lisa Doddridge. “I look forward to engaging with all our stakeholders as we execute on our Nevada focused business model which I believe will build significant value for our shareholders.”

“On behalf of the Board of Directors I would like to welcome Lisa to the Company. We are delighted that she has agreed to accept the President & Director role, she is an experienced mining executive who has been very successful in adding value to numerous public companies through superior strategic communication and investor relations efforts,” said Nevada Canyon Chairman and CEO, Alan Day, “Lisa has the right experience, vision, and leadership to help guide Nevada Canyon forward on our strategic plan for the Company’s growth and development.”

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming & financing; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2023, Quarterly Reports and Current Reports.